CUSIP No. 74051E102	Exhibit 99.1

JOINT FILING AGREEMENT

October 21, 2014

In accordance with Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended, SELLERS CAPITAL LLC, SELLERS CAPITAL MASTER FUND, LTD. and MARK A. SELLERS each hereby agree to the joint filing of this statement on Schedule 13D (including any and all amendments hereto). In addition, each party to this Agreement expressly authorizes each other party to this Agreement to file on its behalf any and all amendments to such Statement on Schedule 13D. A copy of this Agreement shall be attached as an exhibit to the Statement on Schedule 13D filed on behalf of each of the parties hereto, to which this Agreement relates.

This Agreement may be executed in multiple counterparts, each of which shall constitute an original, one and the same instrument.

SELLERS CAPITAL LLC

By:	/s/ Mark A. Sellers
Name:	Mark A. Sellers
Title:	Managing Member

SELLERS CAPITAL MASTER FUND, LTD.

By:	/s/ Mark A. Sellers
Name:	Mark A. Sellers
Title:	Managing Member, Sellers Capital LLC, Investment Manager

/s/ Mark A. Sellers
Mark A. Sellers